                                                    This filing is made pursuant
                                                    to Rule 424(b)(2) under the
                                                    Securities Act of 1933 in
                                                    connection with Registration
                                                    No. 33-60441


Pricing Supplement No. 4                                    Dated March 19, 1998

(To Prospectus dated August 11, 1995 and Prospectus Supplement dated August 15,
1995)

                                  $45,000,000

                       SOUTHERN CALIFORNIA WATER COMPANY

                          MEDIUM-TERM NOTES, SERIES B

            Due from Nine Months to Thirty Years from Date of Issue

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Principal Amount: $15,000,000.00                      Trade Date: March 18, 1998

Price to Public: 100%                        Original Issue Date: March 23, 1998

Interest Rate                                      Maturity Date: March 23, 2028
     (per annum): 6.81%

Net Proceeds                                           Agent's Commission: 0.75%
     to Company: $14,887,500.00

Agent: A.G. Edwards & Sons, Inc.

Redeemable by the Company as follows: N/A

Type of Note (check one):
     Book-Entry Note  [X]
     Certificated Note  [ ]

CUSIP No. 84250Q AS2
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